Lexaria Introduces NEW ViPovaTM Prodcuts

Kelowna, BC / August 12, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is pleased to announce a suite of new ViPovaTM products available for purchase immediately. The new products all utilize Lexaria’s patent-pending technology designed to enhance bioavailability.

In addition to the new products listed below, Lexaria is pleased to announce that ViPovaTM brand coffee and hot chocolate are expected to be available in September; and that the much-anticipated Lexaria Energy protein bar is expected to be available around the end of September, in two initial flavors. More information on these products will be released as available.

Among the highest selling tea categories in the world are Black, De-Caf, Green, and Earl Gray – and Lexaria is pleased to inform its stakeholders that with today’s announcement, we now offer teas in most of the worlds favored categories. This is an additional important step in delivering the superfood goodness of hemp through popular foods.

The new ViPovaTM brand teas that are now available are:

Earl Gray Tea
Rich Bergamot flavored broken orange pekoe and infused hemp oil. The distinctive citrus flavor comes from the oil extracted from the rind of the bergamont orange, a small citrus tree grown mostly in Italy. For those craving something more exotic, try “London Fog” comprised of ViPovaTM Earl Gray tea, steamed milk and a touch of vanilla.

Herbal Cherry Black Tea
Fruity, sweet cherry and safflower combined with black tea and hemp oil. With the traditional caffeine content of black tea, this is a bright and flavorful pick-me-up in the morning or mid day. Delicious.

Low-Caf Organic Evening Green Tea
Blended organic green teas and rich hemp oil with a nutty flavor and reddish-gold appearance. Low in caffeine, ViPovaTM Evening Green Tea is perfect as a calming, soothing brew in the afternoon and evening, and only ViPovaTM brand Evening Green Tea contains hemp oil specially formulated for enhanced absorption.

De-Caf English Breakfast Tea
A smooth, traditional broken orange pekoe modernized with our patent-pending hemp oil infusion. You may have tried orange pekoe before, but nowhere else will you find our patent pending formula. Naturally de-caffeinated, you can enjoy this day and night while experiencing hemp’s superfood qualities.

Herbal Masala Chai Tea
ViPovaTM has developed unique spiced tea formulations you simply cannot find anywhere else! A sweet & spicy blend of rooibos, ginger, cinnamon, cardamom, vanilla, and hemp oils. Rooibos contains polyphenols and is high in ascorbic acid. Naturally free of caffeine, this wonderful blend can be enjoyed any time of day or evening.

Herbal Bengal Chai Tea
Our most complex blend of rooibos, pepper, cloves, ginger, cinnamon, cardamom, vanilla and hemp oils. Rooibos is caffeine-free, does contain polyphenols and is naturally high in ascorbic acid. The cinnamon and vanilla make it sweet, but you’ll appreciate its spicy side too.

All the teas listed above are in stock now and available for immediate shipping directly to consumers at just $24 for 8-bag packs, with incentives for larger quantities. Wholesalers are always welcome to make contact to discuss commercial terms. Order at www.vipova.com

The new tea flavors join the existing two tea lines - ViPovaTM Starter and ViPovaTM Original Yunnan Black – to now offer consumers a total of 8 different ViPovaTM tea experiences. ViPova Starter 4-bag tea packs are an entry-level product with our lowest price to the consumer at just $10.

Lexaria believes the greatly expanded line of tea flavors and recent lower pricing will together combine to offer consumers their most compelling options in the marketplace today, for flavorful foods delivering the goodness of hemp oil compounds. Together with the ever expanding number of online and traditional locations to buy the products, Lexaria believes it is on the cusp of a meaningful increase in sales revenues.

Lexaria also points out the balanced offering of caffeinated and de-caffeinated products. Containing caffeine are the VipovaTM Starter; ViPovaTM Original Yunnan; Earl Gray; Herbal Cherry; and Low-caf Evening Green. Free of caffeine are the English Breakfast; Masala Chai; and Bengal Chai.

Seperately, Lexaria also announces that it has signed a license agreement with 51%-owned subsidiary PoViva Tea LLC, formalizing and granting Lexaria a 35-year worldwide license to use and re-license the patent-pending technology covered under four different US Provisional Patent Applications, one US Utility Patent Application, and one PCT Patent Application.

Lexaria’s technology is designed to allow for higher bioavailability rates for THC and for CBD than is possible without lipophilic enhancement technology. This can allow for lower overall dosing requirements and/or higher effectiveness in active molecule delivery. Lexaria’s innovative lipid formulation process is designed to allow the delivery of molecules such as are contained within hemp oil without the harmful side effects of ingestion via smoking, and should be embraced for the benefits to public health.

About Lexaria
Lexaria is a food sciences company focused on the delivery of hemp oil compounds procured from legal, agricultural hemp, through gourmet foods based upon its proprietary infusion technologies. www.lexariaenergy.com

About ViPovaTM
ViPovaTM uses only legal hemp oil extracts, grown from agricultural hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of hemp oil within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for hemp oil/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.